                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 1999

                             MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            OREGON                        0-27002               93-1011046
(STATE OR OTHER JURISDICTION OF         (COMMISSION            (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)         FILE NUMBER)       IDENTIFICATION NUMBER)

                             2600 PRINGLE ROAD, S.E.
                                 SALEM, OR 97302
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported on a Current Report on Form 8-k for November 5, l999, filed with the Securities and Exchange Commission ("SEC") on November 15, l999 ("11/5/99 Form 8-k"), Morrow Snowboards, Inc.'s ("Company") wholly-owned subsidiary, Westbeach Canada ULC, a Nova Scotia unlimited liability company ("Westbeach"), on November 12, 1999, sold substantially all of its retail assets, including its remaining two retail stores in Vancouver and Whistler, British Columbia, and its apparel line, together with the Westbeach trademarks, to Westbeach Sports, Inc., a British Columbia corporation ("Buyer"), not affiliated with either the Company or Westbeach. This Current Report on Form 8-k updates, clarifies and corrects certain information previously reported regarding such sale. The purchase price for the assets sold was $2,450,000 (Note: all numbers are in US dollars). The sale was pursuant to an Asset Purchase Agreement that contained certain representations and warranties by Westbeach to the buyer and indemnification of the Buyer by Westbeach in certain events for certain liabilities or any inaccuracies in such representations and warranties. The sale price is subject to adjustment, based on the final retail inventory count, and there was a $100,000 holdback to fund certain adjustments. The transaction excluded all accounts receivable and the wholesale inventory which had a value at closing of approximately $2,200,000 and goodwill of approximately $250,000 for Westbeach's European subsidiaries.

         As previously reported, Westbeach's Bellevue, Washington retail store lease, inventory and trade fixtures were sold for approximately $196,000, with the payment amount including the assumption of accounts payable related to that store's inventory, assumption of the retail store lease (including a release of Westbeach) and the payment of the balance of the purchase price of approximately $48,000 payable in installments without interest based on subsequent store sales on January 5, 2000 and December
31, 2000. The sale of the assets of the Bellevue retail store is not viewed as a material transaction.

          This Form 8-k filing contains, as exhibits, the transaction documents related to the above asset sale by Westbeach to Buyer.


ITEM 5.  OTHER EVENTS.

         Following the sale of its assets described in Item 2 above, Westbeach will no longer continue in the apparel business, including the winter sports apparel business. The Company's and Morrow's Boards of Directors are reviewing potential opportunities for the reinvestment of any excess funds, after providing for payment of the Company's liabilities, litigation funding costs for the remaining pending litigation reported in the Company's Form 10-Q for the third quarter ended September 25, l999, operating expenses and other reasonably anticipated expenses. The Company would like to reinvest any excess funds so as to acquire controlling interests in operating companies, directly through an equity investment or through a merger with another company. The Company may also consider investing a portion of those funds in companies where it would not have a controlling interest, such as the investment in Globalgate e-Commerce, Inc. referred to in the 11/12/99 Form 8-k.

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         While the Company has been reviewing various opportunities for reinvestment of such funds, the Company currently has no specific plans as to the reinvestment of such funds.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS. The following exhibits are included with this filing:

       1. Asset Purchase Agreement dated as of November 12, l999 among Westbeach Canada ULC and Westbeach Sports Inc.
       2. General Assignment dated as of November 12, 1999 among Westbeach Canada ULC and Westbeach Sports Inc.
       3. Assignment of Lease and Consent among Westbeach Canada ULC, Westbeach Sports Inc. and Western Immo Holdings, Inc. dated as of November 12, l999.
       4. Assignment of Lease and Consent among Westbeach Canada ULC, Westbeach Sports Inc. and Welf Arne Von Dehn dated as of November 12, l999.
       5. Bill of Sale between Westbeach Canada ULC and Westbeach Sports Inc. dated as of November 12, l999.


                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on November 24, 1999.

                            MORROW SNOWBOARDS, INC.


                            By:    /s/ P. BLAIR MULLIN
                               -----------------------------------------------
                                P. Blair Mullin
                                PRESIDENT AND CHIEF FINANCIAL OFFICER
                                (PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICER





                                  EXHIBIT INDEX

Exhibit No.                Document Description
----------                 ---------------------
99.7           Asset Purchase Agreement dated as of November 12, l999 among
               Westbeach Canada ULC and Westbeach Sports Inc.

99.8           General Assignment dated as of November 12, 1999 among
               Westbeach Canada ULC and Westbeach Sports Inc.


99.9           Assignment of Lease and Consent among Westbeach Canada ULC,
               Westbeach Sports Inc. and Western Immo Holdings, Inc. dated as of November 12, l999.

99.10          Assignment of Lease and Consent among Westbeach Canada ULC,
               Westbeach Sports Inc. and Welf Arne Von Dehn dated as of
               November 12, l999.

99.11          Bill of Sale between Westbeach Canada ULC and Westbeach Sports
               Inc. dated as of November 12, l999.